                                                                       EXHIBIT 7


                             SHAREHOLDERS' AGREEMENT


         THIS SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of October 5, 1999, by and between Golden Telecom, Inc., a Delaware corporation (the "Company"), and Global TeleSystems Group, Inc., a Delaware corporation ("GTS").


                                    RECITALS

         A. In connection with the initial public offering of shares of common stock by the Company, the Company issued to GTS 10,600,000 shares of common stock of the Company (the "Shares").

         B. The Company desires to grant to GTS pre-emptive rights for any subsequent issuance of New Securities (as defined herein) by the Company.

         C. The Company also desires that certain corporate governance matters be agreed upon with GTS.

         D. In consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:


                                    AGREEMENT

     1. Definitions

         "Affiliates" shall mean, with respect to any Person, any other Person or entity which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if its owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

         "Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         "Interested Transaction" means any transaction, or series of similar transactions, to which the Company or any of its Affiliates is a party, in which the aggregate amount involved exceeds US $1,000,000, and in which GTS or any of its Affiliates will have a direct or indirect material interest.

         "New Securities" means any Shares or preferred shares of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Shares or preferred shares, and securities of any type whatsoever that are, or may become, convertible into, exercisable for, or exchangeable into said Shares or preferred shares; provided, however, that "New Securities" shall not include securities issued pursuant to an employee incentive share option plan approved by the Company's board of directors.

         "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, incorporated organization, governmental authority or any other form of entity.

         "Rights Notice" has the meaning as set forth in Section 2.

         "Shares" has the meaning as set forth in the Recitals of this Agreement.

     2. Pre-emptive Rights. GTS shall have the right of first refusal to purchase a pro rata portion of any issue of New Securities that the Company may, from time to time, propose to sell and issue, provided that such pro rata amount does not exceed the amount needed to maintain GTS's percentage ownership in the Company immediately prior to the issuance of the New Securities.

        (a) If the Company proposes to issue New Securities, it shall give GTS written notice (the "Rights Notice") of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that GTS has the right to purchase. GTS shall have thirty (30) days from delivery of the Rights Notice to agree to purchase all or any part of its pro rata portion of the New Securities for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased.

        (b) The pre-emptive rights provided in this Section 2 shall terminate when GTS owns less than 25% of the outstanding Common Stock of the Company.

     3. Interested Transactions. Any Interested Transaction between the Company or any of its Affiliates, on the one hand, and GTS or any of its Affiliates, on the other hand, shall be approved by a majority of the Independent Directors, unless such Interested Transaction is described in a business plan or a budget that has previously been separately approved by the Company's Independent Directors.

     4. Assignment. Neither party shall assign or transfer any of its rights under this Agreement without the prior written consent of the other party.


                                        2

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     5. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice, or if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

                  If to GTS, Inc.:

                  Global TeleSystems Group, Inc.
                  1751 Pinnacle Drive
                  North Tower, 12th Floor
                  McLean, VA 22102
                  Attn: Chief Financial Officer
                  Copy to: General Counsel

                  If to the Company:

                  Golden Telecom, Inc.
                  c/o Golden Teleservices, Inc.
                  4121 Wilson Boulevard
                  8th Floor
                  Arlington, VA 22203
                  Attn: Chief Financial Officer
                  Copy to: General Counsel

     6. Further Assurances. GTS and the Company shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instruments delivered pursuant hereto.

     7. Governing Law. This Agreement shall be governed by the laws of the State of New York.

     8. Entire Agreement. This Agreement constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.


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




     9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     10. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

     11. Force Majeure. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

     12. Successors and Assigns. Subject to the provisions of Section 4, this Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

     13. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   GLOBAL TELESYSTEMS GROUP, INC.


                                   By:  /s/ Arnold Y. Dean
                                      ----------------------------------------
                                      Name:  Arnold Y. Dean
                                      Title: Deputy General Counsel and
                                             Assistant Secretary



                                   GOLDEN TELECOM, INC.


                                   By:  /s/ Jeffrey A. Riddell
                                      ----------------------------------------
                                      Name:  Jeffrey A. Riddell
                                      Title: General Counsel and Secretary

                          TRADEMARK TRANSFER AGREEMENT

        THIS TRADEMARK TRANSFER AGREEMENT (the "Agreement") dated as of October 5, 1999 by and between Global TeleSystems Group, Inc., a Delaware corporation ("GTS"), and Golden Telecom, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        WHEREAS, GTS is the owner of the trademarks, service marks, trademark registrations, and trademark applications set forth in Schedule IA hereto (the "Trademarks"); and

        WHEREAS, GTS wishes to transfer to the Company all the rights, title and interest in the Trademarks.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Definitions.

           As used in this Agreement, the following terms shall have the meanings set forth below:

           "Affiliates" shall mean, with respect to any Person, any other Person or entity which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if its owns, or directly or indirectly controls, at least 50% of the voting stock or other ownership interest of the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

           "Change of Control" shall mean any of the following occurrences: (i) a majority of the seats on the Company's board of directors shall be occupied by Persons who are neither nominated by GTS or by its board of directors, nor appointed by the Company's directors nominated by GTS; and (ii) any Person or group other than GTS or the companies controlled by GTS shall directly or indirectly have the power to exercise control over 50% of the voting securities of the Company.

           "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, incorporated organization, governmental authority or any other form of entity.

           "Related Trademark" or "Related Trademarks" means the trademarks, service marks, trademark registrations and trademark applications set forth in
Schedule IB hereto (the "Related Trademarks").


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           "Trademark" or "Trademarks" has the meaning set forth in the recitals of this Agreement.

         2. Transfer, Governmental Filings and License.

            (a) Transfer. GTS hereby transfers and conveys all its right, title and interest in the Trademarks to the Company for good and valuable consideration, the receipt of which is hereby acknowledged.

            (b) Governmental Filings. At the Company's expense, GTS shall furnish the Company with such necessary information and reasonable assistance, including execution of such other required documents, as the Company may reasonably request in connection with recording its ownership interest in the Trademarks with any governmental authority.

            (c) License. For so long as GTS is the owner of the Related Trademarks and subject to the provisions set forth in Section 4 hereof, GTS may require the Company to use, and GTS grants the Company a license to use the Related Trademarks in the ordinary course of business. Such license is granted free of charge.

         3. Representations and Warranties.

            (a) GTS Representations and Warranties. GTS represents and warrants that it has the right and authority to assign, transfer and convey the rights granted hereunder to the Company and is authorized to enter into and perform under this Agreement. GTS makes no representations, warranties or guaranties of any kind that (i) the Trademarks are duly registered, valid or in full force and effect; (ii) the use of the Trademarks covered by this Agreement do not, or will not, infringe any intellectual property right of a third party; (iii) the Trademarks are not being infringed upon, or have not been infringed upon, by any third party; (iv) the use of the Trademarks do not, or will not, require any licenses or consents from, or the making of royalty or similar payments to, any third party.

            (b) Company Representations and Warranties. The Company represents and warrants that it has the authority to enter into this Agreement, and that the performance of this Agreement shall not cause a breach of any other obligation of the Company.

         4. Change of Control. Upon a Change of Control, GTS may require, upon 60 days' written notice to the Company, that the Company (i) permanently cease and desist from all use of the Related Trademarks and (ii) take all other actions which may be appropriate to release, surrender or return the Trademarks to GTS.

         5. Indemnification.

            (a) Company Breaches. The Company agrees to defend, indemnify, and hold GTS and its Affiliates and their respective directors, officers, employees, and agents harmless from and against any and all claims, demands, suits, causes of action, losses, damages, judgements, costs and expenses arising out of or resulting from the breach by the Company of any of its representations, warranties and agreements contained in this Agreement, or arising out of the Company's use of any Trademark or Related Trademark, the carrying on of the Company's business, or the design, manufacture, distribution, sale, shipment, advertising, marketing, or other exploitation of any Trademarks, other than those claims, demands, suits, or causes of action which would constitute a breach of GTS's representations and warranties set forth herein.

            (b) GTS Breaches. GTS agrees to defend, indemnify, and hold the Company and its Affiliates and their respective directors, officers, employees, and agents harmless from and against any and all claims, demands, suits, causes of action, losses, damages, judgements, costs and expenses arising out of or resulting from the breach by GTS of any of its representations, warranties and agreements contained within this Agreement; provided, however, that the Company shall provide prompt written notice of such claims to the GTS, and the GTS shall have the right to control the defense and settlement of such claims. The Company shall cooperate with and provide reasonable assistance to the GTS in connection therewith.

         6. Assignment. Neither party shall assign or transfer any of its rights under this Agreement without the prior written consent of the other party.

         7. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

                  Global TeleSystems Group, Inc.
                  4121 Wilson Boulevard
                  8th Floor
                  Arlington, VA 22203
                  Attn:  Chief Financial Officer
                  Copy to: General Counsel

                  If to the Company:

                  Golden Telecom, Inc.
                  c/o Golden Teleservices, Inc.
                  4121 Wilson Boulevard
                  8th Floor
                  Arlington, VA 22203
                  Attn: Chief Financial Officer
                  Copy to: General Counsel

         8. Further Assurances. GTS and the Company shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instruments delivered pursuant hereto.

         9. Governing Law. This Agreement shall be governed by the laws of the State of New York.

         10. Entire Agreement. This Agreement, together with any other agreements between the parties, constitutes the entire understanding between the parties and supersedes all proposals, commitments, writings, negotiations and understandings, oral and written, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         12. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         13. Force Majeure. No party shall be deemed to have breached this Agreement or be held liable for any failure or delay in the performance of all or any portion of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, fires, floods, storms, earthquakes, riots, strikes, lock-outs, wars and war-operations, restraints of government power or communication line failure or other circumstances beyond such party's control, or by reason of the judgment, ruling or order of any court or agency of competent jurisdiction or change of law or regulation subsequent to the execution of this Agreement.

         14. Successors and Assigns. Subject to the provisions of Section 5, this Agreement is solely for the benefit of the parties and their respective successors and assigns. Nothing herein shall be construed to provide any rights to any other entity or individual.

         15. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by persons duly authorized as of the date first set forth above.



                                    GLOBAL TELESYSTEMS GROUP, INC.


                                    By: /s/ Arnold Y. Dean
                                       -----------------------------------------
                                        Name:  Arnold Y. Dean
                                        Title: Deputy General Counsel and
                                               Assistant Secretary



                                    GOLDEN TELECOM, INC.


                                    By: /s/ Jeffrey A. Riddell
                                       -----------------------------------------
                                        Name:  Jeffrey A. Riddell
                                        Title: General Counsel and Secretary

                                   SCHEDULE IA

GlasNet
Golden Telecom (Ukraine)
PrimTelefone
Russia-On-Line
Sovam Teleport
Sovintel
TCM
TeleRoss
Unicel Cellular Network




                                   SCHEDULE IB


The GTS logo
The GTS name